UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 7, 2004

MAYOR’S JEWELERS, INC.

(Exact Name of Registrant as Specified in Charter)

DELAWARE	1-9647	59-2290953

(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

14051 Northwest 14th Street, Suite 200
Sunrise, Florida 33323
(Address of Principal Executive Offices)

954-846-8000
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

On September 7, 2004, Mayor’s Jewelers, Inc. (the “Company”) entered into a Fourth Amendment to Revolving Credit, Tranche B Loan and Security Agreement, Limited Waiver and Consent (the “Amended Credit Agreement”), dated as of September 7, 2004, by and among Fleet Retail Group Inc., GMAC Commercial Finance, LLC, Back Bay Capital Funding LLC, the domestic subsidiaries of the Company and the Company. The Amended Credit Agreement provides for, among other things, an extended maturity date to August 20, 2006, a 1.25% reduction of interest on the Tranche B Loan, an interest reduction on the Bank of America-GMAC portion of the Revolving Credit Facility and the elimination of a financial covenant and the increase in the capital expenditures allowed pursuant to the sole remaining financial covenant.

The Amended Credit Agreement is attached hereto as Exhibit 10.1.

Item 9.01 Financial Statements and Exhibits.

(c) Exhibits.

10.1	Fourth Amendment to Revolving Credit, Tranche B Loan and Security Agreement, Limited Waiver and Consent, dated as of September 7, 2004, by and among Fleet Retail Group Inc., GMAC Commercial Finance, LLC, Back Bay Capital Funding LLC, and the Domestic Subsidiaries of the Company and the Company.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MAYOR’S JEWELERS, INC.
	By:	/s/ Marc Weinstein
		Name:	Marc Weinstein
Dated: September 13, 2004		Title:	Senior Vice President and Chief Administrative Officer

EXHIBIT INDEX

10.1	Fourth Amendment to Revolving Credit, Tranche B Loan and Security Agreement, Limited Waiver and Consent, dated as of September 7, 2004, by and among Fleet Retail Group Inc., GMAC Commercial Finance, LLC, Back Bay Capital Funding LLC, and the Domestic Subsidiaries of the Company and the Company.